Exhibit 16.1

May 5, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by SRAX, Inc. under Item 4.01 of its Form 8-K dated May 3, 2023. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of SRAX, Inc. contained therein.

Very truly yours,

/s/ Marcum LLP
Marcum LLP

Marcum LLP ■ 730 Third Avenue ■ 11th Floor ■ New York, New York 10017 ■ Phone 212.485.5500 ■ marcumllp.com